UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 4, 2015

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 4, 2015, the Board of Directors of Verizon Communications Inc. (Verizon or the Company) approved amendments to certain provisions of the Company’s Bylaws to become effective on that date. The majority of the amendments revise certain provisions in Article III of the Bylaws relating to meetings of stockholders. These amendments, among other things:

●	clarify that the Company may postpone, recess, adjourn, reschedule or cancel any annual or special meeting of stockholders previously scheduled by the Board of Directors, with certain qualifications;

●	clarify that the chairman of any meeting of stockholders has the power to adjourn such meeting if a quorum is not present or represented at the meeting;

●	state that, with regard to any adjourned meeting of stockholders:

¡	notice need not be given of any such meeting if the time and place thereof are announced at the meeting at which the adjournment is taken;

¡	the Company may transact any business which might have been transacted at the original meeting;

¡	if the adjournment is for more than 30 days, notice of the adjourned meeting is required; and

¡	if after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, such record date shall be the same or a later date as that fixed for determination of stockholders entitled to notice of such adjourned meeting;

●	require a stockholder proponent who will designate a representative to appear at any meeting of stockholders to make a nomination or propose business on that stockholder’s behalf to provide the Company with notice of the designation at least 48 hours prior to such meeting, and specify that if the stockholder fails to do so, the nomination or business shall be disregarded;

●	clarify that any stockholder proposal submitted pursuant to Rule 14a-8 of the Securities and Exchange Act of 1934 is subject to certain enumerated provisions of Article III of the Bylaws, including the requirement for the stockholder proponent to appear, or designate a representative to appear, at the meeting to make a nomination or propose business, as well as the requirement to provide the Company with timely notice of any designation of a representative as described above; and

●	permit the Board of Directors to adopt rules and regulations for the conduct of any meeting of stockholders and detail the right and authority of the chairman of any such meeting to recess, adjourn and establish such rules, regulations and procedures as the chairman deems appropriate for the proper conduct of the meeting.

An additional amendment to Section 4.12 of Article IV of the Bylaws eliminates a requirement relating to the election of classes of directors to a classified board in light of the fact that Verizon’s Board of Directors is not classified.

This description is qualified in its entirety by reference to the text of the Company’s amended and restated Bylaws, which are attached as Exhibit 3b to this Report.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

3b	Bylaws of Verizon Communications Inc., as amended and restated, effective as of June 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	June 8, 2015	/s/ William L. Horton, Jr.
William L. Horton, Jr. Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3b	Bylaws of Verizon Communications Inc., as amended and restated, effective as of June 4, 2015.